UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2011

DIADEXUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices)           (Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 8, 2011, diaDexus, Inc. (the “Company”) entered into Addendum No. 3 to the Master Supply Agreement (the “Third Addendum”), effective as of April 1, 2011, with Berkeley HeartLab, Inc. (“BHL”). The Master Supply Agreement was entered into by and  between the Company and BHL on April 1, 2009, and was subsequently amended by Addendum No. 1, effective April 1, 2010, and Addendum No. 2, effective May 14, 2010 (as so amended, the “Master Supply Agreement”).  The Third Addendum extends the term of the Master Supply Agreement, pursuant to which BHL may purchase certain of the Company’s diagnostic test products.

The foregoing is only a summary of the material terms of the Third Addendum, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Third Addendum that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.
(Registrant)

Date: April 13, 2011
	By:	/s/ David J. Foster
David J. Foster
Executive Vice President, Chief Financial Officer and Secretary